                                                                    Exhibit 3-31
--------------------------------------------------------------------------------

                                                                              D

                       The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)

                                    ARTICLE I

                        The name of the corporation is:

                            ADS SENIOR HOUSING, INC.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

To engage in the ownership, management and operation of senior housing, assisted housing, continuing care, home health, skilled and other long term care and other projects (including apartments, housing, living facilities and services), and communities for senior citizens, and all activities directly or indirectly related therefor to manage in the business of acquiring, caring, developing, financing, leasing, managing and operating real estate.

To engage in and carry on any other business activities permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, as from time to time amended, whether or not such activities are related to those referred to in the preceding paragraph.


Note: If the space provided under any article or item on this form is insufficient, additions should be set forth on separate 81/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than 1 article may be continued on a single sheet so long as each o additions is clearly indicated.

                                  ARTICLE III

The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

        WITHOUT PAR VALUE STOCKS                                               WITH PAR VALUE STOCKS
    TYPE           NUMBER OF SHARES               TYPE                  NUMBER OF SHARES             PAR VALUE
------------------------------------------        --------------------------------------------------------------------
COMMON:                                           COMMON:               200,000                      $1.00
------------------------------------------        --------------------------------------------------------------------
PREFERRED:                                        PREFERRED:

                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the performances, voting powers, qualifications, special or o sights or privileges as to each type and class thereof and any series not established.

                                     None.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                See attachment.


                                   ARTICLE VI

Other lawful provisions, if any for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defying, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)

                                See attachment.

Note: The Preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable) 139 Main Street, Cambridge, MA 02142

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                 NAME                    RESIDENCE                                      POST OFFICE ADDRESS
President:                               See attachment

Treasurer:

Clerk:

Directors:

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: None


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 24th day of March 1993.

/s/ Eleanor M. Coleman
------------------------------
Eleanor M. Coleman
o
490 Atlantic Avenue
Boston, MA 02110-2223


NOTE: o.

GSCOLBMA: 4618
OHGS MA ATTACHMENT TO ARTICLES OF ORGANIZATION

                                   ATTACHMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                            ADS SENIOR HOUSING, INC.


ARTICLE V During any period that the corporation is an "S corporation", as defined by Section 136l(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), no share of stock (or any beneficial interest therein) shall be issued or transferred to or held by any stockholder (a "Disqualifying Stockholder") which would cause a termination, under Section 1362(d) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing by stockholders holding more than one-half of the shares of stock of the corporation on the effective date of the proposed transfer. Absent such consent, the corporation shall have an ongoing option to purchase the shares in question at 90% of their fair market value on the date of purchase, which option shall automatically expire six (6) months following the date on which the corporation first became aware of the purported transfer to a Disqualifying Stockholder. For purposes hereof, the fair market value of the shares shall be determined by agreement of the corporation and the stockholder whose shares are to be purchased or, absent such agreement, by averaging the determination of fair market value reached by two professional appraisers, one chosen by the corporation and the other by such stockholder. In the event of any inconsistency between this provision and any written agreement with or among the stockholders of the corporation, the latter shall govern. Any references herein to any provisions of the Code shall include any successor provisions thereto.

ARTICLE VI     (i)   The Board of Directors shall have the power to amend the
                     By-Laws of the corporation in the manner provided in such By-Laws.

               (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

               (iii) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

               (iv) During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Code, no shares of stock (or any beneficial interest therein) shall be issued or transferred to or held by any Disqualifying Stockholder as provided in Article V above.

               (v) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII

OFFICERS                 RESIDENCE                   POST OFFICE ADDRESS
President:
Alan D. Solomont         220 Ridgeway Road           139 Main Street
                         Weston, MA 02193            Cambridge, MA 02142
Treasurer:
Susan S. Bailis          70 Leicester Road           139 Main Street
                         Belmont, MA 02178           Cambridge, MA 02142
Clerk:
Thomas H. Grape          109 Beacon Street           139 Main Street
                         Boston, MA 02116            Cambridge, MA 02142

DIRECTORS                RESIDENCE                   POST OFFICE ADDRESS

Alan D. Solomont         220 Ridgeway Road           139 Main Street
                         Weston, MA 02193            Cambridge, MA 02142

Susan S. Bailis          70 Leicester Road           139 Main Street
                         Belmont. MA 02178           Cambridge, MA 02142

Thomas H. Grape          109 Beacon Street           139 Main Street
                         Boston, MA 02116            Cambridge, MA 02142

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12

               =================================================

   I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles, and the filing fee in the amount of $200 having been paid, said articles are deemed to have filed with me this 24th day of MARCH 1993.

Effective date

                          /S/ Michael J. Connolly
                          ---------------------------
                              MICHAEL J. CONNOLLY
                               Secretary of State


   FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.


                               [GRAPHIC OMITTED]

                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

                      Eleanor M. Coleman
                      Goulston & Storrs, P.C.
                      400 Atlantic Avenue
                      Boston, MA 02110-3333

           Telephone: 617-482-1776

                             FEDERAL IDENTIFICATION       FEDERAL IDENTIFICATION
                             No. 04-3188936               No. 04-3335620
                             (ADS Senior Housing. Inc.)   (ADS Senior Housing
                                                          Acquisition Corp.)

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 78)

      merger of                           ADS Senior Housing, Inc.
                                          -------------------------------------
                                          and
                                          -------------------------------------
                                          ADS Senior Housing Acquisition Corp.

                                          -------------------------------------

                                          -------------------------------------
                                          the constituent corporations, into

                                          ADS Senior Housing, Inc.
                                          -------------------------------------
                                          one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows

1. An agreement of merger has been duly adopted in compliance with the requirements of General laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)
"The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

   Article V is deleted in its entirety and Article VI is amended to read in its entirety as set forth on the continuation sheet attached hereto.



* Delete the inapplicable words.  ** if there are no provisions state "None".
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on seperate 81/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

                               Articles of Merger
                            ------------------------
                            ADS Senior Housing, Inc.
                            ------------------------
                               Continuation Sheet
                            ------------------------


ARTICLE VI   (i)   The Board of Directors shall have the power to amend the
                   By-Laws of the corporation in the manner provided in such By-Laws.

             (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

             (iii) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

             (iv) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address of the surviving corporation in Massachusetts is:
    (post office boxes are not acceptable) 400 Centre Street Newton, Massachusetts 02158

(b) The name, residential address, and post office address of each director and officer of the surviving corporation is:

                         NAME                                RESIDENTIAL ADDRESS                  POST OFFICE ADDRESS
President:               Susan S. Bailis                     70 Leicester Road                    400 Centre Street
                                                             Belmont, MA 02178                    Newton, MA 02158
Treasurer:               Stephen R. Baker                    3508 Belmar Boulevard                411 Hackensack Avenue
                                                             Neptune, NJ 07753                    Hackensack, NJ 07601
Clerk:                   Bradford C. Burkett                 534 Forest Avenue                    411 Hackensack Avenue
                                                             New Rochelle, NY 10804               Hackensack, NJ 07601
Directors:               Moshael J. Straus                   140 South Woodland Street            411 Hackensack Avenue
                                                             Englewood, NJ 07631                  Hackensack, NJ 07601
                         Dantel E. Straus                    351 Hi11crest Road                   411 Hackensack Avenue
                                                             Englewood, NJ 07631                  Hackensack, NJ 07601
                         Alan D. Solomont                    220 Ridgeway Road                    400 Centre Street
                                                             Weston, MA 02193                     Newton, MA 02158

(c) The fiscal year (i.e. tax year) of the surviving corporation shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any of the surviving corporation is: Alan S. Goldberg, Esq., 400 Atlantic Avenue, Boston, MA 02110-3333

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of /*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Alan D. Solomont
--------------------------------------------- President
Alan D. Solomont

/s/ Alan D. Solomont
--------------------------------------------- Assistant Clerk
Alan D. Solomont
of ADS Senior Housing, Inc.
(Name of constituent corporation)

--------------------------------------------- Vice President
Bradford C. Burkett

--------------------------------------------- Clerk
Bradford C. Burkett

of ADS Senior Housing Acquisition Corp.
(Name of constituent corporation)


*Delete the inapplicable words.

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of /*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

---------------------------------------------- President
Alan D. Solomont

---------------------------------------------- Assistant Clerk
Alan D. Solomont
of ADS Senior Housing, Inc.
(Name of constituent corporation)

/s/ Bradford C. Burkett
---------------------------------------------- Vice President
Bradford C. Burkett

/s/ Bradford C. Burkett
---------------------------------------------- *Clerk/
Bradford C. Burkett
of ADS Senior Housing Acquisition, Corp.
(Name of constituent corporation)


*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 78)

                 ===============================================

I hereby approve the within Articles of Merger and, the filing fee in the amount of $250 having been paid, said articles are deemed to have been filed with me this 11th day of December, 1996.

Effective date: _________________________________

                           /s/ William Francis Galvin
                        --------------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                                [GRAPHIC OMITTED]

           TO BE FILLED IN BY CORPORATION
           Photocopy of document to be sent to:

           Goulston & Storrs, A Professional Corporation
           400 Atlantic Avenue
           Boston, MA 02110
           Attn: Eleanor Coleman

Telephone: 617-482-1776